                                  Exhibit 99.1



================================================================================



                      FORM OF SALE AND SERVICING AGREEMENT


                                     among


                           PREMIER AUTO TRUST 199___
                                    Issuer,


                        CHRYSLER FINANCIAL CORPORATION,
                                    Seller,


                                      and


                          CHRYSLER CREDIT CORPORATION,
                                    Servicer



                          Dated as of           , 199_




===============================================================================
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                              TABLE OF CONTENTS
                              -----------------

                                                                                                                        Page
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
                                                                    ARTICLE I

                                                                   Definitions

SECTION 1.01.            Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.02.            Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                                   ARTICLE II

                                                            Conveyance of Receivables

SECTION 2.01.            Conveyance of Initial Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.02.            Conveyance of Subsequent Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.03.            Conveyance of Fixed Value Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.04.            Fixed Value Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.05.            Purchase of Eligible Investment Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                                                   ARTICLE III

                                                                 The Receivables

SECTION 3.01.            Representations and Warranties of the Seller with
                         Respect to the Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 3.02.            Repurchase upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 3.03.            Custody of Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 3.04.            Duties of Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 3.05.            Instructions; Authority To Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 3.06.            Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 3.07.            Effective Period and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

                                                                   ARTICLE IV

                                                   Administration and Servicing of Receivables

SECTION 4.01.            Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.02.            Collection and Allocation of Receivable Payments . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.03.            Realization upon Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.04.            Physical Damage Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.05.            Maintenance of Security Interests in Financed Vehicles . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.06.            Covenants of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.07.            Purchase of Receivables upon Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.08.            Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.09.            Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                       i
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
SECTION 4.10.            Annual Statement as to Compliance; Notice of Default . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.11.            Annual Independent Certified Public Accountants' Report  . . . . . . . . . . . . . . . . . . .   41
SECTION 4.12.            Access to Certain Documentation and Information Regarding Receivables  . . . . . . . . . . . .   42
SECTION 4.13.            Servicer Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 4.14.            Appointment of Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                                    ARTICLE V

                                                         Distributions; Reserve Account;
                                                Statements to Certificateholders and Noteholders

SECTION 5.01.            Establishment of Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 5.02.            Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 5.03.            Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 5.04.            Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 5.05.            Additional Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 5.06.            Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 5.07.            Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 5.08.            Pre-Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 5.09.            Statements to Certificateholders and Noteholders . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 5.10.            Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
[SECTION 5.11.           Transfer of the Class A-1 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53]


                                                                   ARTICLE VI

                                                                   The Seller

SECTION 6.01.            Representations of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 6.02.            Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.03.            Liability of Seller; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.04.            Merger or Consolidation of, or Assumption of
                         the Obligations of, Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 6.05.            Limitation on Liability of Seller and Others . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 6.06.            Seller May Own Certificates or Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                                   ARTICLE VII

                                                                  The Servicer

SECTION 7.01.            Representations of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 7.02.            Indemnities of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 7.03.            Merger or Consolidation of, or Assumption of the Obligations of, Servicer  . . . . . . . . . .   59
SECTION 7.04.            Limitation on Liability of Servicer and Others . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 7.05.            CCC Not To Resign as Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60





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
                                                                  ARTICLE VIII

                                                                     Default

SECTION 8.01.            Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 8.02.            Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 8.03.            Repayment of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 8.04.            Notification to Noteholders and Certificateholders . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 8.05.            Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                                                   ARTICLE IX

                                                                   Termination

SECTION 9.01.            Optional Purchase of All Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                                                    ARTICLE X

                                                                  Miscellaneous

SECTION 10.01.           Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 10.02.           Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 10.03.           Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 10.04.           Assignment by the Seller or the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.05.           Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.06.           Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.07.           Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.08.           Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.09.           Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 10.10.           Assignment by Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.11.           Nonpetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 10.12.           Limitation of Liability of Owner Trustee and Indenture Trustee . . . . . . . . . . . . . . . .   69

SCHEDULE A       Schedule of Receivables
SCHEDULE B       Location of Receivable Files
SCHEDULE C       Schedule of Eligible Investment Receivables

EXHIBIT A    Form of Distribution Date Statement to Certificateholders
EXHIBIT B    Form of Distribution Date Statement to Noteholders
EXHIBIT A-1  Form of Reconciliation Date Statement to Certificateholders
EXHIBIT B-1  Form of Reconciliation Date Statement to Noteholders
EXHIBIT C    Form of Servicer's Certificate
EXHIBIT D    Form of Subsequent Transfer Assignment for Receivables
EXHIBIT E    Form of Accountants' Letter
EXHIBIT F    Form of Eligible Investment Transfer Assignment





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
         SALE AND SERVICING AGREEMENT dated as of __________, 199_, among PREMIER AUTO TRUST 199_, a Delaware business trust (the "Issuer"), CHRYSLER FINANCIAL CORPORATION, a Michigan corporation (the "Seller"), and CHRYSLER CREDIT CORPORATION, a Delaware corporation (the "Servicer").


         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by Chrysler Credit Corporation in the ordinary course of business and sold to the Seller;

         WHEREAS the Seller is willing to sell such receivables to the Issuer;
and

         WHEREAS Chrysler Credit Corporation is willing to service such receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

         SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accelerated Principal Distribution Amount" means, with respect to any Distribution Date and the related Reconciliation Determination Date, an amount equal to the portion of the Total Distribution Amount for such Distribution Date or Reconciliation Determination Date, as applicable, that remains after the payment of (i) the Servicing Fee, (ii) the Noteholders' Interest Distributable Amount, (iii) the Regular Principal Distribution Amount, (iv) the Certificateholders' Interest Distributable Amount, and (v) the amount, if any, required to be deposited into the Reserve Account on such Distribution Date pursuant to Section 5.06(b)(ii)(F).

         "Additional Amount" means the aggregate of all amounts required to be deposited to the Reserve Account in connection with any conveyance of Subsequent Receivables pursuant to Section 2.02.

         "Advance" means either a Precomputed Advance or Simple Interest Advance or both, as applicable.

         "Amortizing Payment" means with respect to each Fixed Value Receivable or Eligible Investment Fixed Value Receivable and each Collection Period prior to the date on which the Fixed Value Payment is due, the amount specified on the applicable Contract in the payment schedule as the "Amount of Each Payment," except that in the case of a prepayment, liquidation or repurchase by the Seller or purchase by the Servicer the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

         "Amount Financed" means (i) with respect to a Standard Receivable or Eligible Investment Standard Receivable, as applicable, the amount advanced under the Standard Receivable or Eligible Investment Standard Receivable, as applicable, toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (ii) with respect to a Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under the Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable.

         "Annual Percentage Rate" or "APR" of a Receivable or Eligible Investment Receivable means the annual rate of finance charges stated in the related Contract.

         "Available Amount" means, with respect to any Distribution Date and the related Reconciliation Determination Date, the amount of funds on deposit in the Reserve Account on such Distribution Date or Reconciliation Determination Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date or Reconciliation Determination Date, in each case, before giving effect to any reduction thereto on such date.

         "CCC" means Chrysler Credit Corporation, a Delaware corporation, or its successors.

         "Certificate Balance" equals, initially, $__________ and, thereafter, equals the Initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

         "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

         "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

         "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount for such date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Pass-Through Rate.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the Basic Documents.

         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date on or after the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes) plus the Certificateholders' Reconciliation Principal Adjustment Amount (which may be a positive or negative number) for the immediately preceding Distribution Date.

        "Certificateholders' Prepayment Premium" means an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Pre-Funded Percentage with respect to the Certificates of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Pass-Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be deposited in the Certificate Distribution Account pursuant to Section 5.08(b)(ii)(B) to but excluding _______________, over (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the ________________. Such excess shall be discounted on a monthly basis to present value to such Distribution Date at the yield described in clause (ii) above. Notwithstanding the foregoing, if such total remaining Pre-Funded Amount on such Distribution Date is equal to or less than $100,000, then the Certificateholders' Prepayment Premium shall be zero.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders'
Principal Distributable Amount shall not exceed the Certificate Balance.   In
addition, on the Final Scheduled Distribution Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will include the lesser of (a) (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

         "Certificateholders' Reconciliation Principal Adjustment Amount" means, with respect to each Distribution Date, the difference, if any (which may be a positive or negative number), between the amount determined on the related Reconciliation Determination Date to be distributable to Certificateholders on account of principal on such Distribution Date and the amount actually distributed to Certificateholders on account of principal on such Distribution Date (other than the Certificateholders' Reconciliation Principal Adjustment Amount for the prior period).

         "Certificate Interest Reserve Amount" means, at the time of reference, the lesser of (i) $____________ less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and (ii) _____% of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereon on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency of its rating of any Class of Notes to less than "A-" or its equivalent, or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored.

         "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

         "CFC" means Chrysler Financial Corporation, a Michigan corporation, or its successors.

         "Class" means any one of the classes of Notes.

         "Class A-1 Final Scheduled Distribution Date" means the ______________ Distribution Date.

         "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

         "Class A-2 Final Scheduled Distribution Date" means the _____________ Distribution Date.

         "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

            "Class A-3 Final Scheduled Distribution Date" means the _________ Distribution Date.

         "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

         "Collection Period" means a calendar month (or in the case of the first Distribution Date, the period from and including ________ , 199_ to and including ____________ , 199_). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Outstanding Precomputed Advances or Outstanding Simple Interest Advances and (4) all distributions to be made on the following Distribution Date.

         "Company" means ____________________________________, or its successor.

         "Contract" means a motor vehicle retail installment sale contract.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at ________________ ; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

         "Cutoff Date" means the Initial Cutoff Date or a Subsequent Cutoff
Date.

         "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to CCC under an existing agreement between such dealer and CCC.

         "Delivery" when used with respect to Trust Account Property means:

                 (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                 (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                 (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

         "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

         "Distribution Date" means, with respect to each Collection Period, the second day of the following month, or if such day is not a Business Day, the immediately following Business Day, commencing on ______________ 199_. With respect to a Distribution Date (referred to in this definition as the "Primary Distribution Date") and the related Collection Period, the calculation (based on the trial methodology specified herein) of the amounts collected in such Collection Period that will actually be distributed or paid on such Primary Distribution Date will be performed on the Payment Determination Date for such Primary Distribution Date. The calculation (which will be based upon the actual collections in the Collection Period for such Primary Distribution Date) of reconciled amounts in respect of the amounts that were actually distributed or paid on such Primary Distribution Date will be performed on the Reconciliation Determination Date for such Primary Distribution Date. The adjusted distributions and payments, or the retentions, for such Primary Distribution Date resulting from such reconciliation on such Reconciliation Determination Date will be effected on the Distribution Date next following such Primary Distribution Date.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee or _____________ so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or ____________ may be considered an Eligible Institution for the purposes of clause (b) of this definition.

         "Eligible Investment Fixed Value Receivable" means any Contract listed on Schedule C (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the Issuer on Subsequent Transfer Dates pursuant to Section 2.05, which provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

         "Eligible Investment Receivable" means (i) any Eligible Investment Standard Receivable and (ii) the Amortizing Payments with respect to any Eligible Investment Fixed Value Receivable.

         "Eligible Investment Standard Receivable" means any Contract listed on Schedule C (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the Issuer pursuant to Section 2.05, which is not an Eligible Investment Fixed Value Receivable.

         "Eligible Investment Transfer Assignment" has the meaning assigned thereto in Section 2.05(b)(i).

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                 (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                 (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                 (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                 (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                 (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                 (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

                 (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                          (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Notes and the Certificate Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                          (B) in the case of the Reserve Account and the Pre-Funding Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                          (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

                          (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                          (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

                          (F) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

                          (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                                  (i) the Indenture Trustee or the Issuer, as applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                  (ii) the Indenture Trustee or the Issuer, as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                                  (iii)    the only conditions to the
                          obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                  (iv)     the guarantee of the Rated Holding
                          Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                                  (v)      each of Standard & Poor's and
                          Moody's shall have confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes or the Certificates.

                          (H) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

                 (h) Eligible Investment Receivables; provided that Eligible Investment Receivables shall be Eligible Investments only for funds in the Reserve Account and only to the extent of the portion of the Specified Reserve Account Balance specified in clause (ii) of the definition of "Specified Reserve Account Balance"; and

                 (i) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes or Certificates.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Distribution Date" means the ______ Distribution Date.

         "Final Scheduled Maturity Date" means _______________ .

         "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable, Fixed Value Receivable or Eligible Investment Receivable, as the case may be.

         "Fixed Value Payment" means, with respect to each Fixed Value Receivable or Eligible Investment Fixed Value Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

         "Fixed Value Receivable" means any Contract, listed on Schedule A (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Receivables to the Issuer pursuant to Section 2.02, which provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or
(iii) refinancing the final fixed value payment in accordance with certain conditions.

         "Fixed Value Securities" has the meaning assigned to such term in
Section 2.04.

         "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such Determination Date) is less than or equal to $__________ , (b) the date on which an Event of Default or a Servicer Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller or CCC and (d) the Determination Date with respect to the ______________ Distribution Date.

         "Indenture" means the Indenture dated as of ______________ , 199_, between the Issuer and the Indenture Trustee.

         "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Initial Certificate Balance" shall have the meaning set forth in the Trust Agreement.

         "Initial Cutoff Date" means the date as of which Initial Receivables, if any, are conveyed to the Trust pursuant to Section 2.01.

         "Initial Receivables" means the Standard Receivables, if any, and the Fixed Value Receivables, if any, listed on Schedule A on the Closing Date.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such

Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest Distribution Amount" means, with respect to any Distribution Date, the Trial Interest Distribution Amount for such Distribution Date and, with respect to the Reconciliation Determination Date for such Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables (i.e., not Eligible Investment Receivables) in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal, (b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer of interest due on Receivables, (d) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (e) Recoveries for such Collection Period, and (f) Investment Earnings for the related Distribution Date; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent of any unreimbursed Precomputed Advances of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest;
(iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (iv) the sum for all the Simple Interest Receivables of collections on each such Simple Interest Receivable received during such preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of such Simple Interest Receivable; (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and (vi) amounts released from the Pre-Funding Account.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

         "Issuer" means Premier Auto Trust 199_  - _______.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable or Eligible Investment Receivable, as applicable, liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source, during the Collection Period in which such Receivable or Eligible Investment Receivable, as applicable, became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Negative Arbitrage Amount" means, with respect to any Business Day during the Funding Period, the amount produced by the following calculation:

         (A/360) *B* (C-___%)

         where

         A = the number of days from and including such Business Day to but excluding _____________, 199_, calculated on the basis of a 360-day year of twelve 30-day months;

         B = the amount in the Pre-Funding Account on such Business Day (after giving effect to any withdrawal therefrom to purchase Receivables on such Business Day); and

         C = the weighted average (calculated on the basis of the outstanding principal amounts) of the Interest Rate for each Class of the Notes and the Pass-Through Rate.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01.

         "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Notes for the related Interest Period.

         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each Class of Notes at the respective Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to the Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount plus (iii) the Noteholders' Reconciliation Principal Adjustment Amount (which may be a positive or negative number) for the immediately preceding Reconciliation Determination Date.

         "Noteholders' Prepayment Premium" means, with respect to each Class of the Notes, an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on such Class' Pre-Funded Percentage of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Interest Rate of such Class during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 5.08(b)(ii)(A) to but excluding ________, in the case of the Class A-1 Notes, ____, in the case of the Class A-2 Notes, and ____________, in the case of the Class A-3 Notes, over (ii) the amount of interest that would have accrued on the applicable Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond yield to maturity on the Determination Date preceding such Distribution Date on the _______________________________, in the case of the Class A-1 Notes, the _______________________________, in the case of the Class A-2 Notes, and the _______________________________, in the case of the Class A-3 Notes. Such excess shall be discounted on a monthly basis to present value to such Distribution Date at the applicable yield described in clause (ii) above.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class

A-1 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; (b) on the Class A-2 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero; and (c) on the Class A-3 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero.

         "Noteholders' Reconciliation Principal Adjustment Amount" means, with respect to each Reconciliation Determination Date, the difference, if any, (which may be a positive or negative number) between the amount determined on such Reconciliation Determination Date to be distributable to Noteholders on account of principal (including any accelerated payments of principal required to be made from amounts on deposit in the Reserve Account pursuant to Sections 5.07(b)(ii) hereof) on the next preceding Distribution Date (in respect of which such reconciliation is being calculated) and the amount actually distributed to Noteholders on account of principal on such Distribution Date (other than the Noteholders' Reconciliation Principal Adjustment Amount for any prior period).

         "Obligor" on a Receivable or an Eligible Investment Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable or Eligible Investment Receivable, respectively.

         "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, any executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, the Company or the Servicer, as appropriate.

         "OMSC" means Overseas Military Sales Corporation, or its successor.

         "OMSC Receivable" means any Standard Receivable acquired by CCC from OMSC.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables (as of their respective Subsequent Cutoff Dates) sold to the Issuer.

         "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances as reduced as provided in Section 5.04(a).

         "Outstanding Simple Interest Advances" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances as reduced as provided in
Section 5.04(b).

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Pass-Through Rate" means _____ % per annum.

         "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.03 with respect to such Receivable.

         "Payahead Balance" on a Receivable that is a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable pursuant to Sections 5.03 and 5.04.

         "Payment Determination Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

         "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the related Precomputed Receivable pursuant to Section 5.04(a).

         "Precomputed Receivable" means any Receivable or Eligible Investment Receivable, as applicable, under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivables.

         "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account.

         "Pre-Funded Percentage" means, with respect to a Class of Notes or the Certificates, the quotient (expressed as a percentage) of (i) the initial principal balance of such Class of

Notes or the Initial Certificate Balance, as the case may be, and (ii) the sum of the initial principal balance of the Notes and the Initial Certificate Balance.

         "Pre-Funding Account" means the Trust Account established pursuant to
Section 5.01(a)(ii).

         "Principal Balance" means the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (a) with respect to a Precomputed Receivable, (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount with respect to the Precomputed Receivable allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Precomputed Receivable and (b) with respect to a Simple Interest Receivable, (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount with respect to the Simple Interest Receivable allocable to principal.

         "Purchase Agreement" means the Purchase Agreement dated as of ________, 199_, between the Seller and the Company.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable or Eligible Investment Receivable, as applicable, under the terms thereof including interest to the end of the month of purchase.

         "Purchased Receivable" means a Receivable or Eligible Investment Receivable, as applicable, purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.07 or by the Seller pursuant to Section 3.02.

         "Rating Agency" means Moody's and Standard & Poor's and, for purposes of Section 2.02(b) only, Fitch Investors Service, Inc. and Duff & Phelps Credit Rating Company. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch Investors Service, Inc. and Duff & Phelps Credit Rating Company, although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Company, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

         "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

         "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable. An Eligible Investment Receivable is not a Receivable.

         "Receivable Files" means the documents specified in Section 3.03.

         "Reconciliation Determination Date" means, with respect to a Distribution Date (referred to in this definition as the "Primary Distribution Date") and the related Collection Period, the Business Day immediately preceding the Distribution Date next succeeding such Primary Distribution Date.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Regular Principal Distribution Amount" means, with respect to any Distribution Date, the Trial Regular Principal Distribution Amount and, with respect to the related Reconciliation Determination Date, the sum of the following amounts, without duplication, with respect to the Receivables (i.e., not any Eligible Investment Receivables) in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables allocable to principal (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period), (b) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables, (c) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables, (d) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, (e) partial prepayments on Precomputed Receivables relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract and only to the extent not included under clause (a) above, and (f) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Regular Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal, (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period, (iv) Recoveries and (v) amounts released from the Pre-Funding Account.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01.

         "Reserve Account Initial Deposit" means, with respect to the Closing Date, an amount equal to the Specified Reserve Account Balance on the Closing Date (which is equal to $______________) and, with respect to each Subsequent Transfer Date after the Closing Date, an amount equal to ___% of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date.

         "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

         "Seller" means Chrysler Financial Corporation, a Michigan corporation, and its successors in interest to the extent permitted hereunder.

         "Servicer" means CCC, as the servicer of the Receivables, and each successor to CCC (in the same capacity) pursuant to Section 7.03 or 8.02.

         "Servicer Default" means an event specified in Section 8.01.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to
Section 4.08.

         "Servicing Fee Rate" means ____% per annum.

         "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.04(b).

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable or Eligible Investment Receivable, as applicable, under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

        "Specified Reserve Account Balance" means, with respect to any Business Day during the Funding Period and any Distribution Date occurring after the Funding Period, the sum of (i) the sum of the Negative Arbitrage Amount for such Business Day and ___% of the Original Pool Balance as of such date, (ii) ___% of the Pool Balance on the first day of the related Collection Period and
(iii) the amount, if any, of principal and interest in the Reserve Account allocable to Eligible Investment Receivables that would have been distributed to the Seller on such Distribution Date (or the Distribution Date next succeeding any such Business Day occurring during the Funding Period) except for the restrictions contained in the second proviso of Section 5.07(b)(i); provided, however, that with respect to the portion of the Specified Reserve Account Balance set forth in clause (i) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (A) the outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions made on the prior Distribution Date) and (B) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to the sum of _____% of (x) the Pool Balance on the first day of the related Collection Period in which such Distribution Date occurs and (y) the Pre-Funded Amount on such day, then the portion of the Specified Reserve Account Balance specified in clause (i) above shall equal ____% of the Original Pool Balance; provided, further, that so long as on any Distribution Date (except the first Distribution Date) the sum of (A) the outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions made on the prior Distribution Date) and (B) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to the sum of _____% of (x) the Pool Balance on the first day of the related Collection Period and (y) the Pre-Funded Amount on such day, then the portion of the Specified Reserve Account Balance specified in clause (i) above shall equal ____% of the Original Pool Balance. With respect to the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Notes and the Certificate Balance (after giving effect to payments made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to the sum of _____% of (a) the Pool Balance on the first day of the related Collection Period and (b) the Pre-Funded Amount on such day, then the portion of the Specified Reserve Account Balance set forth in clause
(ii) above will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the percentage (which shall not be greater than ____% or less than zero) equal to
(X) the percentage derived from the fraction, the numerator of which is the outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions made on the prior Distribution Date) and the
denominator     of which is such Pool Balance less (Y) ____%.  The portion of the Specified Reserve Account Balance specified in clause (ii) above may be invested in Eligible Investment Receivables.

         "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor.

         "Standard Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Receivables to the Issuer pursuant to Section 2.02, which is not a Fixed Value Receivable.

         "Subsequent Cutoff Date" means the date as of which particular Subsequent Receivables are conveyed to the Trust pursuant to Section 2.02.

         "Subsequent Receivables" means the Standard Receivables and Fixed Value Receivables transferred to the Issuer pursuant to Section 2.02, which shall be listed on Schedule A to the related Subsequent Transfer Assignment.

         "Subsequent Transfer Assignment" has the meaning assigned thereto in
Section 2.02(b).

         "Subsequent Transfer Date" means any date (including the Closing Date) during the Funding Period on which Subsequent Receivables are transferred to the Issuer and a Subsequent Transfer Assignment is executed and delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 2.02 and, with respect to Eligible Investment Receivables, any date on which Eligible Investment Receivables are transferred to the Issuer and a Subsequent Transfer Assignment is executed and delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 2.04.

         "Total Distribution Amount" means, for each Distribution Date and the related Reconciliation Determination Date, the sum of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

         "Trial Interest Distribution Amount" means, with respect to any Distribution Date, an amount equal to the sum of (i) one-twelfth (1/12th) of the product of the weighted average APR of all Receivables as of the first day of the related Collection Period times the Pool Balance as of the first day of the related Collection Period plus (ii) the amount of Investment Earnings with respect to amounts on deposit in the Pre-Funding Account that have been deposited in the Collection Account on the Payment Determination Date.

         "Trial Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of the amount on deposit in the Collection Account on the related Payment Determination Date over the Trial Interest Distribution Amount for such Distribution Date.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

         "Trust Accounts" has the meaning assigned thereto in Section 5.01.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of ________________, 199_, among the Seller, the Company and the Owner Trustee.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Conveyance of Receivables

         SECTION 2.01. Conveyance of Initial Receivables. [Reserved.] [In consideration of the Issuer's delivery to or upon the order of the Seller of $_________ less the amount to be deposited in the Reserve Account on the Closing Date (other than any portion thereof attributable to the transfer of Subsequent Receivables on the Closing Date), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to:

                 a. the Initial Receivables, and all moneys due thereon, on or after __________, 199_, in the case of Precomputed Receivables, and all moneys received thereon, on and after the Initial Cutoff Date, in the case of Simple Interest Receivables;

                 b. the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in the Financed Vehicles;

                 c. any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                 d. any proceeds with respect to the Initial Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                 e. any Financed Vehicle that shall have secured any such Initial Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust;

                 f. all right, title and interest in all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit and the Pre-Funded Amount, and the Certificate Distribution Account, and in all investments and proceeds thereof (including all income thereon); and

                 g.  the proceeds of any and all of the foregoing.]

         SECTION 2.02. Conveyance of Subsequent Receivables. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.08(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to:

                 (1) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, and all moneys due thereon, on or after the related Subsequent Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon, on and after the related Subsequent Cutoff Date, in the case of Simple Interest Receivables;

                 (2) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                 (3) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                 (4) any proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                 (5) any Financed Vehicle that shall have secured any such Subsequent Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust; and

                 (6)  the proceeds of any and all of the foregoing.

         (b) (1) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

                 (i) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit D (the "Subsequent Transfer Assignment"), which shall include supplements to Schedule A listing the Subsequent Receivables;

                 (ii) the Seller shall, to the extent required by Section 5.02, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                 (iii) as of each Subsequent Transfer Date, (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
         (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

                 (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made pursuant to Section 5.08(a);

                 (v)        the Funding Period shall not have terminated;

                 (vi) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (A) not more than __% of the Principal Balances of the Receivables in the Trust represent vehicles financed at CCC's used vehicle rates; and (B) the weighted average APR of the Receivables in the Trust shall not be less than ____%, unless, with the prior consent of the Rating Agencies, the Seller increases the Reserve Account Initial Deposit by the Additional Amount solely relating thereto; and the weighted average remaining term of the Receivables in the Trust, including the Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall not be greater than __ months;

                 (vii) each of the representations and warranties made by the Seller pursuant to Section 3.01 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                 (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been sold to the Issuer pursuant to this Agreement and the Subsequent Transfer Assignment;

                 (ix) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Owner Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

                 (x) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Subsequent Receivables;

                 (xi) the addition of any such Subsequent Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                 (xii) the Seller shall have delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
         (b)(1); and

                 (xiii) no Subsequent Receivable shall be a receivable that was repurchased by the Seller through the exercise of optional redemption provisions contained in other securitization transactions.

         (2) In addition, any such conveyance of Subsequent Receivables made on one or more Subsequent Transfer Dates occurring during any Collection Period will also be subject to the satisfaction, on or before the fifteenth day (or if such fifteenth day is not a Business

Day, then on the next succeeding Business Day) of the month following the end of such Collection Period, of the following conditions subsequent:

                 (i) the Seller shall have delivered to the Indenture Trustee, the Owner Trustee and the Rating Agencies a statement listing the aggregate Principal Balance of such Subsequent Receivables so transferred and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

                 (ii) each of the Rating Agencies shall have notified the Seller in writing that as of such Subsequent Transfer Date, following the addition of all such Subsequent Receivables, the Notes and the Certificates continue to be rated in the highest investment rating category by such Rating Agency;

                 (iii) the addition of any such Subsequent Receivable will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                 (iv) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Owner Trustee and the Indenture Trustee the Opinion of Counsel required by Section 10.02(i)(1);

                 (v) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a letter of a firm of independent certified public accountants confirming that the conditions set forth in Section 2.02(b)(1)(vi) were satisfied with respect to those Subsequent Receivables conveyed on each such Subsequent Transfer Date, covering substantially the same matters with respect to such Subsequent Receivables as are set forth on Exhibit E hereto, and, if any of such Subsequent Receivables are OMSC Receivables, setting forth the Principal Balance thereof; and

                 (vi) the Seller shall have delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b)(2).

The Seller covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable at a price equal to the Purchase Amount thereof, in the manner specified in Section 5.05.

         (c) The Seller covenants to transfer to the Issuer pursuant to paragraph (a) above Subsequent Receivables with an aggregate Principal Balance equal to $_____________. The Seller may effect a transfer of Subsequent Receivables to the Trust on the Closing Date. In the event that the Seller shall fail to deliver and sell to the Issuer any or all of such Subsequent Receivables by the date on which the Funding Period ends and the Pre-Funded Amount is greater than $_______ on such date, the Seller shall be obligated to deposit an amount equal to the Noteholders' Prepayment Premium into the Note Distribution Account and an amount equal to the Certificateholders' Prepayment Premium into the Certificate Distribution Account on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a failure of the Seller to comply with such covenant.

         SECTION 2.03. Conveyance of Fixed Value Payments. Promptly following the transfer to the Issuer of the Initial Receivables, if any, on the Closing Date and the Subsequent Receivables on each Subsequent Transfer Date, the Issuer shall, without further action hereunder or thereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date or the related Subsequent Transfer Date, as applicable, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

         SECTION 2.04. Fixed Value Securities. (a) At any time after the Closing Date or a Subsequent Transfer Date on which Fixed Value Payments are sold to the Seller pursuant to Section 2.03, at the option of the Seller and, upon 10 days prior notice to the Owner Trustee and the Indenture Trustee, the Seller will be permitted to sell to the Issuer, and the Issuer shall be obligated to purchase from the Seller (subject to the availability of funds), all or any portion of such Fixed Value Payments, subject to the terms and conditions described below. Upon any such sale, (x) the Seller and the Owner Trustee will enter into an amendment to this Agreement and the Basic Documents to provide for, at the election of the Seller, the issuance of certificates representing ownership interests in the Trust to the extent of such Fixed Value Payments or the issuance of indebtedness by the Issuer secured by such Fixed Value Payments (collectively, the "Fixed Value Securities") and to make any other provisions herein or therein that are necessary or desirable in connection therewith and (y) the Owner Trustee will enter into any other agreements or instruments related thereto as requested by the Seller;
provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and provided, further, that the obligation of the Issuer to purchase such Fixed Value Payments and of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

                 (i) such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, in forms satisfactory to the Indenture Trustee shall have been executed by each other party thereto and delivered to the Owner Trustee or the Indenture Trustee as appropriate;

                 (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

                 (iii) the Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

                 (iv) such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Depositor shall have provided to the Owner Trustee and the Indenture Trustee an Officers' Certificate to such effect;

                 (v) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material tax consequence to any Noteholder or Certificateholder; and

                 (vi) all filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and the Indenture Trustee in the Collateral shall have been duly made or taken by the Seller.

         (b) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments other than to the Issuer pursuant to paragraph (a).

         SECTION 2.05. Purchase of Eligible Investment Receivables. (a) Pursuant to Section 5.01(b), the Indenture Trustee may invest funds in the Reserve Account in Eligible Investment Receivables, but only up to the portion of the Specified Reserve Account Balance specified in clause (ii) of the definition "Specified Reserve Account Balance". Eligible Investment Receivables shall be part of the Reserve Account and shall not be Receivables hereunder or under the Indenture, and, except for Investment Earnings in respect of the Eligible Investment Receivables (which Investment Earnings shall be deposited in the Collection Account pursuant to Section 5.01(b) and are part of the Interest Distribution Amount), collections on and Purchase Amounts in respect of Eligible Investment Receivables shall be applied as part of the Reserve Account pursuant to Section 5.07 and shall not be part of the Total Distribution Amount. Upon delivery by the Indenture Trustee to the Seller of an amount equal to the aggregate Principal Balance of the Eligible Investment Receivables then being purchased by the Indenture Trustee on behalf of the Issuer, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to:

                 (1) the Eligible Investment Receivables listed on Schedule A to the related Eligible Investment Transfer Assignment, and all moneys due thereon, on or after the related Subsequent Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon, on and after the related Subsequent Cutoff Date, in the case of Simple Interest Receivables;

                 (2) the security interests in the Financed Vehicles granted by Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles;

                 (3) any proceeds with respect to such Eligible Investment Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                 (4) any proceeds with respect to such Eligible Investment Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                 (5) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust; and

                 (6)  the proceeds of any and all of the foregoing.

         (b) The Seller shall transfer to the Issuer the Eligible Investment Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer
Date:

                 (i) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed Eligible Investment Transfer Assignment substantially in the form of Exhibit F, which shall include supplements to Schedule C listing the Eligible Investment Receivables;

                 (ii) the Seller shall, to the extent required by Section 5.02, have deposited in the Reserve Account all amounts (A) due on or after the applicable Subsequent Cutoff Date in respect of Eligible Investment Receivables that are Precomputed Receivables or (b) received on or after the applicable Subsequent Cutoff Date in respect of the Eligible Investment Receivables that are Simple Interest Receivables;

                 (iii) as of each Subsequent Transfer Date, (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Eligible Investment Receivables on such Subsequent Transfer Date, (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

                 (iv) each of the representations and warranties made by the Seller pursuant to Section 3.01 (other than clause (v)) shall be true and correct with respect to the Eligible Investment Receivables as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                 (v) not more than __% of the Principal Balances of the Eligible Investment Receivables in the Reserve Account, including the Eligible Investment Receivables to be conveyed to the Trust on such Subsequent Transfer Date (based on the characteristics of the Eligible Investment Receivables on the related Subsequent Cutoff Date) represent vehicles financed at CCC's used vehicle rates;

                 (vi) the Seller shall, at its own expense, on or prior to the related Subsequent Transfer Date indicate in its computer files that the Eligible Investment Receivables identified in the Eligible Investment Transfer Assignment have been sold to the Issuer pursuant to this Agreement and the Eligible Investment Transfer Assignment;

                 (vii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Owner Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

                 (viii) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Eligible Investment Receivables;

                 (ix) the addition of any such Eligible Investment Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                 (x) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Eligible Investment Receivables in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Owner Trustee and Indenture Trustee the Opinion of Counsel required by
         Section 10.02(i)(1); provided that the Opinions of Counsel referred to in clauses (A) and (B) shall only be delivered (X) during the Funding Period, on the date on which the Opinion of Counsel required by
         Section 2.02(b)(2)(iv) is required to be delivered and shall relate to the Eligible Investment Receivables transferred in the preceding Collection Period and (Y) after the Pre-Funding Period, on the Subsequent Transfer Date on which the aggregate Principal Balance (calculated as of the respective Subsequent Cutoff Dates) of the Eligible Investment Receivables delivered under this Section 2.05 and not previously covered by an Opinion of Counsel required by this clause (Y) equals or exceeds $5,000,000; and

                 (xi) the Seller shall have delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b).

         (c) Promptly following the transfer to the Issuer of Eligible Investment Receivables on any Subsequent Transfer Date, the Issuer shall, without further action hereunder or thereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the related Subsequent Transfer Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the related Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

         (d) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey Fixed Value Payments derived from Eligible Investment Fixed Value Receivables.

         (e) Except as otherwise provided herein, all of the provisions of this Agreement (exclusive of Section 3.01 (v) and Section 5.04) applicable to a Receivable shall also apply to the Eligible Investment Receivables, except that, pursuant to Section 5.02, collections on and Purchase Amounts in respect of the Eligible Investment Receivables shall be deposited into the Reserve Account at the time when collections on and Purchase Amounts in respect of the Receivables are required to be deposited into the Collection Account. For purposes of calculating the amount in the Reserve Account, the amount represented by an Eligible Investment Receivable shall be its Principal Balance. The Servicer shall receive a Servicing Fee in respect of the Eligible Investment Receivables calculated in the manner specified in Section 4.08 and payable out of any collections on the Eligible Investment Receivables allocable to interest.


                                  ARTICLE III

                                The Receivables

         SECTION 3.01. Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Initial Receivables, if any, and the Subsequent Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                 (a) Characteristics of Receivables. Each Standard Receivable and Fixed Value Receivable (A) was originated in the United States of America, except for the OMSC Receivables, by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from CCC, which, in turn, had purchased such Standard Receivable or Fixed Value Receivable from such Dealer under an existing dealer agreement with CCC, and was validly assigned by such Dealer to CCC in accordance with its terms, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of CCC in the Financed Vehicle, which security interest has been assigned to the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee,
         (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (D) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate and (E) in the case of Precomputed Receivables, in the event that such contract is prepaid, provides for a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate. The Obligor on each OMSC Receivable was in the service of the United States of America military at the time such OMSC Receivable was originated.

                 (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement and Schedule A to any related Subsequent Transfer Assignment is true and correct in all material respects as of the opening of business on the related Subsequent Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Standard Receivables and the Fixed Value Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

                 (c) Compliance with Law. Each Standard Receivable and Fixed Value Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement and each Subsequent Transfer Assignment complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder (or, in the case of the OMSC Receivables, Swiss laws and regulations and the laws and regulations of the jurisdiction where the Receivable was originated), including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                 (d) Binding Obligation. Each Standard Receivable and Fixed Value Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                 (e) No Government Obligor. None of the Standard Receivables or Fixed Value Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                 (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Standard Receivable and Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

                 (g) Receivables in Force. No Standard Receivable or Fixed Value Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

                 (h) No Waiver. No provision of a Standard Receivable or Fixed Value Receivable has been waived.

                 (i) No Amendments. No Standard Receivable or Fixed Value Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

                 (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

                 (k) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by any Standard Receivable or Fixed Value Receivable.

                 (l) No Default. No Standard Receivable or Fixed Value Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

                 (m) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable and Fixed Value Receivable the Obligor is required to maintain such insurance.

                 (n) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Standard Receivables and Fixed Value Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

                 (o) Lawful Assignment. No Standard Receivable or Fixed Value Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable or any Receivable under this Agreement, each Subsequent Transfer Assignment, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

                 (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Standard Receivables and Fixed Value Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

                 (q) One Original. There is only one original executed copy of each Standard Receivable and Fixed Value Receivable.

                 (r) Maturity of Receivables. Each Standard Receivable and Fixed Value Receivable has a final maturity date not later than
         ________________.

                 (s) Scheduled Payments. (A) Each Standard Receivable and Fixed Value Receivable has a first Scheduled Payment due, in the case of Precomputed Receivables, or a scheduled due date, in the case of Simple Interest Receivables, on or prior to the end of the month following the related Cutoff Date and (B) no Standard Receivable or Fixed Value Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

                 (t) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

                 (u) Remaining Maturity. The latest scheduled maturity of any Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

                 (v) Outstanding Principal Balance. Each Standard Receivable and Fixed Value Receivable has an outstanding gross balance of at least $1,000.

                 (w) Financing. Approximately ____% of the aggregate principal balance of the Initial Receivables, constituting ____% of the number of Initial Receivables as of the Initial Cutoff Date, represent vehicles financed at new vehicle rates; the remainder of the Initial Receivables represent financing of used vehicles; approximately ____% of the aggregate principal balance of the Initial Receivables represent financing of vehicles manufactured or distributed by Chrysler Corporation; approximately ____% of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represent Precomputed Receivables; and the remainder of the Initial Receivables represent Simple Interest Receivables; and ___% of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date consists of Fixed Value Receivables. The aggregate Principal Balance of the Initial Receivables, as of the Initial Cutoff Date, is $____________. For the purposes of this subparagraph (w), Initial Receivables shall mean only that portion of the Receivables with respect to which the Trust has or will have an ownership interest.

                 (x) No Bankruptcies or First-Time Buyers. No Obligor on any Standard Receivable or Fixed Value Receivable as of the related Subsequent Cutoff Date was noted in the related Receivable File as having filed for bankruptcy, and no such Obligor financed a Financed Vehicle under CCC's "New Finance Buyer Plan" program.

                 (y) No Repossessions. No Financed Vehicle securing any Standard Receivable or Fixed Value Receivable is in repossession status.

                 (z) Chattel Paper. Each Standard Receivable and Fixed Value Receivable constitutes "chattel paper" as defined in the UCC.

                 (aa) Agreement. The representations and warranties of the Seller in Section 6.01 are true and correct.

         SECTION 3.02. Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

         SECTION 3.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date (in the case of the Initial Receivables, if any) and the applicable Subsequent Transfer Date (in the case of Subsequent Receivables) with respect to each Receivable:

                 (a) the fully executed original of the Standard Receivable or Fixed Value Receivable;

                 (b) the original credit application fully executed by the Obligor;

                 (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

                 (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or Fixed Value Receivable, an Obligor or a Financed Vehicle.

         SECTION 3.04. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

         (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

         SECTION 3.05. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

         SECTION 3.06. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory





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
damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         SECTION 3.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date if Initial Receivables are transferred to the Issuer or, if no such Initial Receivables are transferred to the Issuer, the Closing Date, and shall continue in full force and effect until terminated pursuant to this Section. If CCC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.



                                   ARTICLE IV

                  Administration and Servicing of Receivables

         SECTION 4.01. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.04. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.02. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

         SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.





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
         SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

         SECTION 4.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

         SECTION 4.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable.

         SECTION 4.07. Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. For purposes of this Section, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances and Outstanding Simple Interest Advances on the Receivable. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to
Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

         SECTION 4.08. Servicing Fee. The Servicing Fee for a Distribution Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and
(c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to Section 7.02.

         SECTION 4.09. Servicer's Certificate. Not later than 11:00 a.m. (New York Time) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Sections 5.06 and 5.07 for the related Collection Period. On each Reconciliation Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate (which may be combined with the Servicer's Certificate required in the preceding sentence)
(i) reconciling the amounts distributed pursuant to Sections 5.06 and 5.07 on the related Distribution Date with the Total Distribution Amount, Interest Distribution Amount and Regular Principal Distribution Amount as recalculated on such Reconciliation Determination Date (including, if required, Precomputed Advances by the Servicer pursuant to Section 5.04), (ii) calculating the Noteholders' Reconciliation Principal Adjustment Amount and the Certificateholders' Reconciliation Principal Adjustment Amount and (iii) containing the information necessary to make the transfers to the Reserve Account and the distributions to the Company pursuant to Sections 5.06 and
5.07. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 199_, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

         SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 199_, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

         Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

         SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.





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

                                   ARTICLE V

                        Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

         SECTION 5.01. Establishment of Trust Accounts. (a) (i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                 (ii) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                 (iii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                 (iv) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

         (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount; and provided, further, that any interest and other investment income on Eligible Investment Receivables in the Reserve Account earned in respect of a Collection Period shall be deposited in the Collection Account on the second Payment Determination Date following such Collection Period and shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Pre-Funding Account, the Reserve Account and the Note Distribution

Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or
(B) on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account, the Pre-Funding Account, the Reserve Account, the Note Distribution Account or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of Bankers Trust Company rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of Bankers Trust Company) or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Note Distribution Account and the Certificate Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date; provided that Eligible Investment Receivables need not satisfy such maturity requirements. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in a Trust Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

                 (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                          (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                          (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                          (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                          (D)  any Trust Account Property that is an
                 "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                 (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         SECTION 5.02. Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) CCC remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii)(x) CCC is a wholly-owned subsidiary of CFC and CFC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

         SECTION 5.03. Application of Collections. (a) All collections for the Collection Period shall be applied by the Servicer as follows:

                 With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.04(a) and, in the case of Simple Interest Receivables, to reduce Outstanding

         Simple Interest Advances to the extent described in Section 5.04(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

If the Servicer is required to return a Payahead to the related Obligor, the amount to be returned shall be retained by the Servicer from collections on the Receivables allocable to principal and paid by the Servicer to such Obligor.

         (b) All Liquidation Proceeds and any subsequent recoveries with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds or recoveries be applied to, or constitute, the related Fixed Value Payment.

         SECTION 5.04. Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount, a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of such Precomputed Receivables or payments of the Purchase Amount with respect to such Precomputed Receivables.

         If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

         (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance in respect of principal of Simple Interest Receivables or in respect of Eligible Investment Receivables.

         SECTION 5.05. Additional Deposits. The Servicer shall deposit in the Collection Account on the Reconciliation Determination Date for the related Collection Period the aggregate Advances pursuant to Section 5.04. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to
Section 5.04(b) on the date required, the Servicer shall notify the Indenture Trustee to withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Reconciliation Determination Date for the related Collection Period.

         SECTION 5.06. Distributions. (a) If it is acceptable to each Rating Agency without a reduction in the rating of any Class of Notes or the Certificates, as evidenced by a letter from each Rating Agency to the Indenture Trustee, the Servicer will be entitled to payment of the Servicing Fee in respect of a Collection Period (and all unpaid Servicing Fees from prior Collection Periods) at the beginning of each Collection Period from payments on the Receivables received during such Collection Period. The amount of any Servicing Fee so paid to the Servicer will not be subject to reconciliation on the related Reconciliation Determination Date.

                 (b) (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Note Distribution Account and the Certificate Distribution Account.

                 (ii) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

                          (A) to the extent the Rating Agencies do not permit payment of the Servicing Fee pursuant to clause (a) above, to the Servicer, from the Interest





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
                 Distribution Amount, the Servicing Fee (and all unpaid Servicing Fees from prior Collection Periods);

                          (B) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of
                 Section 5.06(a) and clause (A), the Noteholders' Interest Distributable Amount;

                          (C) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of
                 Section 5.06(a) and clauses (A) and (B), the Noteholders' Principal Distributable Amount;

                          (D) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of Section 5.06(a) and clauses (A) through (C), the Certificateholders' Interest Distributable Amount;

                          (E) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of Section 5.06(a) and clauses (A) through (D), the Certificateholders' Principal Distributable Amount;

                          (F) to the Reserve Account, from the Total Distribution Amount remaining after the application of Section 5.06(a) and clauses (A) through (E) (it being understood that the Acceleration Principal Distribution Amount is a function of and subject to the amount required to be deposited in the Reserve Account pursuant to this clause (E)), the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Account Balance; and

                          (G) to the Reserve Account, the portion, if any, of the Total Distribution Amount remaining after the application of Section 5.06(a) and clauses (A) through (F).

Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Certificate Balance is reduced to zero.

         (c) On each Reconciliation Determination Date, the Servicer shall calculate for the related Distribution Date, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Noteholders' Reconciliation Principal Adjustment Amount and the Certificateholders' Reconciliation Principal Adjustment Amount.

         SECTION 5.07. Reserve Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates.

                 (b) (i) After giving effect to clause (ii) below, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified





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
         Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Seller, which distribution may include Eligible Investment Receivables; provided, that no such excess shall be distributed unless the letter from a firm of independent certified public accountants required to be delivered on or before _________ __, 199_ pursuant to
         Section 2.02(b)(2)(v) in respect of the Collection Period ending on ______ __, 199_ has been delivered to the Owner Trustee and the Indenture Trustee; and provided, further, that any such excess (whether allocable to principal or interest) that is allocable to Eligible Investment Receivables shall be distributed only on the next succeeding Distribution Date.

                 (ii) On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored, if the amount on deposit in the Reserve Account (taking into account any deposits therein pursuant to Section 5.06(b) and withdrawals therefrom on such date pursuant to
         Section 5.07(c), (d) or (e)) is greater than the Specified Reserve Account Balance for such Distribution Date, then the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the Noteholders' Reconciliation Principal Adjustment Amount and to deposit the amount of such excess (up to the amount of cash or cash equivalents in the Reserve Account) to the Collection Account for deposit to the Note Distribution Account for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

         (c) If the Servicer determines pursuant to Section 5.04 that it is required to make an Advance on a Reconciliation Determination Date and does not do so from its own funds, the Servicer shall instruct the Indenture Trustee to withdraw funds from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.04 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

                 (d) (i) In the event that the Noteholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Section 5.06(b)(ii)(B) and (C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

                 (ii) In the event that the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date or the Class A-3 Final Scheduled Distribution Date exceeds the amount deposited into the Note Distribution Account pursuant to Section 5.06(b)(ii)(C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

                 (e) (i) In the event that the Certificateholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Certificate Distribution Account pursuant to Section 5.06(b)(ii)(D) and (E) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount after giving effect to paragraphs (c) and (d) above, and deposit such amount into the Certificate Distribution Account on such Distribution Date.

                 (ii) In the event that the Certificateholders' Monthly Interest Distributable Amount for a Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to
         Section 5.06(b)(ii)(D), the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (d)(i) and (e)(i) above, up to the Certificate Interest Reserve Amount with respect to such Distribution Date, and deposit such amount into the Certificate Distribution Account.

                 (iii) In the event that the Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to Section 5.06(b)(ii)(E), the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (d) and (e)(i) above, and deposit such amount into the Certificate Distribution Account.

         (f) Following the payment in full of the aggregate Outstanding Amount of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller and any Eligible Investment Receivables in the Reserve Account shall be transferred to the Seller.

         (g) On the Final Scheduled Distribution Date, if the amount of funds remaining in the Reserve Account (after all other distributions to be made from the Reserve Account pursuant to this Section have been made, other than paragraphs (b)(i) and (f)) is in excess of the amounts described below, a portion of such excess according to the following schedule shall be deposited in the Certificate Distribution Account for distribution to Certificateholders:

                 (i) with respect to all such funds in the Reserve Account in excess of $__________ but which do not exceed $__________, 20% of such amount;

                 (ii) with respect to all such funds in the Reserve Account in excess of $__________ but which do not exceed $__________, 40% of such amount;

                 (iii) with respect to all such funds in the Reserve Account in excess of $__________ but which do not exceed $__________, 60% of such amount;

                 (iv) with respect to all such funds in the Reserve Account in excess of $__________ but which do not exceed $__________, 80% of such amount; and

                 (v) with respect to all such funds in the Reserve Account in excess of $__________, 100% of such amount.

The amounts to be deposited in the Certificate Distribution Account pursuant to the preceding sentence are in excess of all amounts otherwise required to be deposited in the Certificate Distribution Account pursuant to this Agreement, notwithstanding anything to the contrary contained herein.

         SECTION 5.08. Pre-Funding Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, in the Pre-Funding
Account $_____________ (less an amount equal to the aggregate Principal Balance of any Subsequent Receivables transferred to the Trust on the Closing Date pursuant to Section 2.02(c), which amount shall be applied in accordance with the following sentence) from the net proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to (i) the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date less the Reserve Account Initial Deposit for such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in
Section 2.02(b) with respect to such transfer, and (ii) the Reserve Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, to deposit such amount in the Reserve Account.

         (b) If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced to $_______ or less on any Payment Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date or Payment Determination Date pursuant to paragraph (a) above, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account, in the case of (x), on such Distribution Date or, in the case of (y), on the Distribution Date immediately succeeding such Payment Determination Date, (i) if the Pre-Funded Amount is equal to or less than $_______, the Pre-Funded Amount and deposit such amount in the Note Distribution Account for payment as principal of the Class A-1 Notes up to the Outstanding Amount thereof and then for payment of principal of the Class A-2 Notes, and (ii) if the Pre-Funded Amount is greater than $_______, (A) amounts equal to the Pre-Funded Percentage for each Class of Notes of the Pre-Funded Amount and deposit such amounts in the Note Distribution Account and (B) an amount equal to the Pre-Funded Percentage for the Certificates of the Pre-Funded Amount and deposit such amount in the Certificate Distribution Account. If the Pre-

Funded Amount is greater than $_______, the Seller will (A) deposit into the Note Distribution Account amounts equal to the Noteholders' Prepayment Premium for each Class of Notes and (B) deposit into the Certificate Distribution Account an amount equal to the Certificateholders' Prepayment Premium.

         SECTION 5.09. Statements to Certificateholders and Noteholders. (a) On each Distribution Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                 (i) the amount of such distribution allocable to principal (including any Noteholders' Reconciliation Principal Adjustment Amount and Certificateholders' Reconciliation Principal Adjustment Amount) allocable to each Class of Notes and to the Certificates;

                 (ii) the amount of such distribution allocable to interest allocable to each Class of Notes and to the Certificates;

                 (iii) the outstanding principal balance of each Class of Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                 (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period; and

                 (v) for the final Distribution Date with respect to the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables.

Each amount set forth pursuant to clause (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

         (b) On each Reconciliation Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner Trustee to forward on the next Distribution Date to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibits A-1 and B-1, respectively, reconciling the amounts shown on the related Distribution Date statements with the amounts calculated pursuant to Section 5.06(b) hereof, and setting forth at least the following additional information, to the extent applicable:





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
                 (i) the amount of Realized Losses, if any, with respect to the related Collection Period;

                 (ii) the balance of the Reserve Account on such Reconciliation Determination Date, after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any;

                 (iii) the Noteholders' Reconciliation Principal Adjustment Amount or Certificateholders' Reconciliation Principal Adjustment Amount, as applicable, (positive or negative) calculated on such Reconciliation Determination Date;

                 (iv)     the aggregate Payahead Balance;

                 (v) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under subsection (a)(i) above, as reconciled; and

                 (vi) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount.

         Each amount set forth reconciling amounts on the Distribution Date statement under clauses (a)(i), (ii) or (iv) above, and the amount set forth under clause (b)(iii) above, shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

         SECTION 5.10. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

         [SECTION 5.11. Transfer of the Class A-1 Notes. In the event any Holder of a Class A-1 Note shall wish to transfer such Note, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Class A-1 Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class A-1 Note without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.]





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
                                   ARTICLE VI

                                   The Seller

         SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                 (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Standard Receivables and Fixed Value Receivables.

                 (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement, each Subsequent Transfer Assignment and each Eligible Investment Transfer Assignment and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of each Subsequent Transfer Assignment and Eligible Investment Transfer Assignment has been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

                 (d) Binding Obligation. This Agreement constitutes, and each Subsequent Transfer Assignment and Eligible Investment Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                 (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                 (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

         SECTION 6.02. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Company) will be conducted on an arm's-length basis.

         SECTION 6.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

                 (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables or Eligible Investment Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

                 (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Certificateholders and the





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
         Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                 (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

                 (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 6.04. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency





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
Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

         SECTION 6.06. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.


                                  ARTICLE VII

                                  The Servicer

         SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                 (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

                 (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its





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         business (including the servicing of the Standard Receivables and the
         Fixed Value Receivables as required by this Agreement) shall require such qualifications.

                 (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                 (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

                 (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                 (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                 (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Standard Receivable or Fixed Value Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

                 (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Company and the Seller and any of the officers, directors, employees and agents of





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         the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                 (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         For purposes of this Section, in the event of the termination of the rights and obligations of CCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler Corporation, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner





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
Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

         SECTION 7.04.  Limitation on Liability of Servicer and Others.
Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

         SECTION 7.05. CCC Not To Resign as Servicer. Subject to the provisions of Section 7.03, CCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of CCC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of CCC in accordance with Section 8.02 and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.





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
                                  ARTICLE VIII

                                    Default

         SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                 (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

                 (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance; or

                 (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Company;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under
Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall





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at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

         SECTION 8.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and
(ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

         (c) The Servicer may not resign unless it is prohibited from serving as such by law.

         SECTION 8.03. Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances made by the predecessor Servicer.

         SECTION 8.04. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the





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Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

         SECTION 8.05. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance (in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                                  Termination

         SECTION 9.01. Optional Purchase of All Receivables. (a) As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes and the Class A-2 Notes have been paid in full, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of CFC's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest and premium) thereon.

         (b)     Upon any sale of the assets of the Trust pursuant to Section
9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution





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Date of the Total Distribution Amount and funds on deposit in the Reserve
Account pursuant to Sections 5.06 and 5.07) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

                 (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                 (ii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date and on prior Distribution Dates);

                 (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

                 (iv) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date).

Any investments on deposit in the Reserve Account or Note Distribution Account that will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Payment Determination Date preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Seller.

         (c) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                   ARTICLE X

                                 Miscellaneous

         SECTION 10.01. Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to





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or changing in any manner or eliminating any of the provisions in this
Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in
Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.02. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any backup archives) that refer to a Standard Receivable or a Fixed Value Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Standard Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or such Fixed Value Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                 (1) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 10.01, of each amendment hereto and on certain Distribution Dates as required by Sections 2.02(b)(2)(iv) and 2.05(b)(2)(x), an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                 (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the first Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION 10.03. Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary ((810) 948-3060), (b) in the case of the Servicer, to Chrysler Credit Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary ((810) 948-3060), (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

(f) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (g) in the case of Fitch Investors Service, Inc., to One State Street Plaza, New York, N.Y. 10004, and (h) in the case of Duff & Phelps Credit Rating Company, to 55 E. Monroe Street (35th Floor), Chicago, Illinois 60603; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment by the Seller to the Company pursuant to the Purchase Agreement of any and all of the Seller's rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account and with respect to receiving and conveying any Fixed Value Payments, and the Issuer and the Servicer hereby agree that the Company shall be entitled to enforce such rights and interests directly against the Issuer as if the Company were itself a party to this Agreement.

         SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ______________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ______________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by _____________________, not in its individual capacity but solely as Indenture Trustee and in no event shall _____________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                          PREMIER AUTO TRUST 199_-_

                                          By: ______________________, not in
                                          its individual capacity but solely as
                                          Owner Trustee on behalf of the Trust


                                          By: __________________________
                                              Name:
                                              Title:


                                          CHRYSLER FINANCIAL CORPORATION, Seller


                                          By: ___________________________
                                              Name:
                                              Title:


                                          CHRYSLER CREDIT CORPORATION, Servicer


                                          By: ___________________________
                                              Name:
                                              Title:

Acknowledged and accepted
as of the day and year
first above written:

_____________________,
not in its individual capacity
but solely as Indenture Trustee


  By: ______________________
         Name:
         Title:

                                                                      SCHEDULE A

                            Schedule of Receivables

           [To be Delivered to the Trust at Closing and supplemented on each Subsequent Transfer Date for Subsequent Receivables]

                                                                      SCHEDULE B


                          Location of Receivable Files

                          Chrysler Credit Corporation
                              27777 Franklin Road
                           Southfield, MI 48034-8288

                                                                      SCHEDULE C

                  Schedule of Eligible Investment Receivables

           [To be delivered on each Subsequent Transfer Date on which Eligible Investment Receivables are transferred to the Trust]

                                                                       EXHIBIT A





Chrysler Credit Corporation
Premier Auto Trust 199_-_ Distribution Date Statement to Certificateholders


Principal Distribution Amount
Principal Per $1,000 Certificate

Interest Distribution Amount
Interest Per $1,000 Certificate

Note Balance:
  Class A-1 Notes:
  Class A-2 Notes:
  Class A-3 Notes:

Note Pool Factor:
  Class A-1 Notes:
  Class A-2 Notes:
  Class A-3 Notes:

Certificate Balance

Certificate Pool Factor

Servicing Fee
Servicing Fee Per $1,000 Certificate

Mandatory Prepayment Amount

                                                                       EXHIBIT B





Chrysler Credit Corporation
Premier Auto Trust 199_-_ Distribution Date Statement to Noteholders


Principal Distribution Amount
 Class A-1 Notes:                ($        per $1,000 original principal amount)
 Class A-2 Notes:                ($        per $1,000 original principal amount)
 Class A-3 Notes:                ($        per $1,000 original principal amount)

Interest Distribution Amount
 Class A-1 Notes:                ($        per $1,000 original principal amount)
 Class A-2 Notes:                ($        per $1,000 original principal amount)
 Class A-3 Notes:                ($        per $1,000 original principal amount)

Note Balance
  Class A-1 Notes
  Class A-2 Notes
  Class A-3 Notes

Note Pool Factor
  Class A-1 Notes
  Class A-2 Notes
  Class A-3 Notes


Certificate Balance

Servicing Fee
Servicing Fee Per $1,000 Note

Mandatory Redemption Amount

                                                                     EXHIBIT A-1





Chrysler Credit Corporation
Premier Auto Trust 199_-_ Reconciliation Determination Date
Statement to Certificateholders*/

Principal Distribution Amount
Principal per $1,000 Certificate

Interest Distribution Amount
Interest per $1,000 Certificate

Pool Balance

Certificateholders' Reconciliation Principal Adjustment Amount
Adjustment Amount per $1,000 Certificate

Realized Losses

Reserve Account Balance

Payahead Balance

Pre-Funded Amount







______________
*/ This Statement relates to reconciliation of amounts shown on the Statement for the related Distribution Date.

                                     A-1-1

                                                                     EXHIBIT B-1


Chrysler Credit Corporation
Premier Auto Trust 199_-_ Reconciliation Determination Date
Statement to Noteholders**/

Principal Distribution Amount
 Class A-1 Notes:                ($        per $1,000 original principal amount)
 Class A-2 Notes:                ($        per $1,000 original principal amount)
 Class A-3 Notes:                ($        per $1,000 original principal amount)

Interest Distribution Amount
 Class A-1 Notes:                ($        per $1,000 original principal amount)
 Class A-2 Notes:                ($        per $1,000 original principal amount)
 Class A-3 Notes:                ($        per $1,000 original principal amount)

Pool Balance

Noteholders' Reconciliation Principal Adjustment Amount:
 Class A-1 Notes:                ($        per $1,000 original principal amount)
 Class A-2 Notes:                ($        per $1,000 original principal amount)
 Class A-3 Notes:                ($        per $1,000 original principal amount)

Realized Losses

Reserve Account Balance

Payahead Balance

Pre-Funded Amount






______________
**/ This Statement relates to reconciliation of amounts shown on the Statement for the related Distribution Date.

                                     B-1-1

                                                                       EXHIBIT C

                         Form of Servicer's Certificate

Chrysler Credit Corporation
Premier Auto Trust 199_-_ Monthly Servicer's Certificate

Period
Distribution Date
Dates Covered                  From & Incl.               To & Incl.
- --------------------------------------------------------------------------
Collections
Accrual
   30/360 Days
   Actual/360 Days

Receivables Balances         Beginning                   Ending
- --------------------------------------------------------------------------
Pool Balance
Simple Interest
Subsequent Receivables
Initial Pool Balance

Principal Distribution Amount
- --------------------------------------------------------------------------
      Principal Collections
   +  Repurchases
   +  Liquidation Proceeds
   +  Realized Losses

Interest Distribution Amount
- --------------------------------------------------------------------------
      Collections - Precomputed Contracts
   +  Collections - Simple Interest Contracts
   +  Simple Interest Advances
   +  Investment Earnings

Total Distribution Amount
- --------------------------------------------------------------------------
      Principal Distribution Amount
   +  Interest Distribution Amount
   -- Realized Losses

Principal Adjustment Amount:

Total Distribution Amount:

Loss & Delinquency

Trial Balances                                     Beginning Ending
- -------------------------------------------------------------------
Pool Balance
Trial Principal Distribution Amount
Subsequent Receivables
Initial Pool Balance

Trial Principal Distribution Amount
- -------------------------------------------------------------------
      Collection Account Deposits
   +  Investment Earnings PFA Only
   -  Trial Interest Distribution Amount


Trial Interest Distribution Amount
- -------------------------------------------------------------------
      Beginning Weighted Average APR
   /  Months Per Year
   *  Beginning Pool Balance
   +  Investment Earnings PFA Only

Trial Total Distribution Amount
- -------------------------------------------------------------------
      Trial Principal Distribution Amount
   +  Trial Interest Distribution Amount

                                                 Account Activity
                    ---------------------------------------------------------------------
                    Beginning      Ending                      Interest/     Interest
                    Balance        Balance   Change   Factor   Servicing     Shortfall
                    ---------------------------------------------------------------------
Initial Pool
Pre-Funding
Principal
  Paydown
Payaheads
Advance
Reserve
Available Amount
Cert. Int.
  Reserve
Cert. Int.
  Res. Draw
Notes
  Class A-
  Class A-
  Class A-

Certificates

Over Collat.

Note Adjust.
  Amount

Cert. Adjust.
  Amount

                                                      Principal Allocation
                   ----------------------------------------------------------------------------------------
                                                                 Mandatory
                   Regular       Principal        Excess         Redemption/        Total         Principal
                   Principal     Adjustment       Principal      Repayment          Principal     Shortfall
                   ----------------------------------------------------------------------------------------
 Notes
    Class A-
    Class A-
    Class A-
 Certificates
 Total

                                         Miscellaneous

Noteholders' Percentage
Certificateholders' Percentage
Target Over-Collateralization Amount
Maximum Excess Principal
Available Excess Principal

Reserve Deposit from PFA
Pre-Funding Account to Seller

Negative Carry Amount
Specified Reserve Account Balance
Certificate Interest Reserve Draw
Distribution Account to Seller

Servicing Fee to Servicer

                                         Allocation of Funds
Sources

Principal Distribution Amount
Interest Distribution Amount
Available Amount
Certificate Interest Reserve
Note Reconciliation Prin.Adj.Amt.
Cert Reconciliation Prin.Adj.Amt.
Reserve Deposit from PFA
Redemption/Prepay Amt.

Total Sources

Uses     Required   Available    Shortfall         Actual

                                                                       EXHIBIT D

                     SUBSEQUENT TRANSFER ASSIGNMENT NO. ___

         For value received, in accordance with and subject to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of ___________, 199_, among Chrysler Financial Corporation, a Michigan corporation (the "Seller"), Premier Auto Trust 199_-_, a Delaware business trust (the "Issuer"), and Chrysler Credit Corporation, a Delaware corporation (the "Servicer"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Subsequent Receivables, having an aggregate Principal Balance equal to $___________, set forth on Schedule A hereto (which shall supplement Schedule A to the Sale and Servicing Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;
(iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (iv) any proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (v) any Financed Vehicle that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Standard Receivables, Fixed Value Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Sale and Servicing Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________, 199_.

                         CHRYSLER FINANCIAL CORPORATION


                         By:__________________________
                            Name:
                            Title:

                                                                   SCHEDULE A TO
                                          SUBSEQUENT TRANSFER ASSIGNMENT NO. ___


                       Schedule of Subsequent Receivables

                                                                      ANNEX A TO
                                          SUBSEQUENT TRANSFER ASSIGNMENT NO. ___

                         CHRYSLER FINANCIAL CORPORATION

                             OFFICERS' CERTIFICATE

         The undersigned, _______________ and ________________, the duly qualified and elected ______________ and ________________ of Chrysler Financial Corporation (the "Seller"), in connection with the conveyance of Subsequent Receivables to Premier Auto Trust 199__-__ (the "Trust") pursuant to Section 2.02(b)(1)(xii) of the Sale and Servicing Agreement dated as of ______________, 199__, among the Seller, the Trust and Chrysler Credit Corporation, as servicer, (the "Sale and Servicing Agreement") and Subsequent Transfer Assignment No. ___ dated as of the date hereof from the Seller, hereby certify that:

                 (a) ______% of the Principal Balances of the Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) represent vehicles financed at CCC's used vehicle rate.

                 (b) The weighted average APR of the Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) is _____%.

                 (c) The weighted average remaining term of the Subsequent Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) is ____________ months.

                 (d) All other conditions precedent set forth in Section 2.02(b)(1) of the Sale and Servicing Agreement relating to the conveyance of Subsequent Receivables to the Trust have been satisfied.

         All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of _____________, 199_.


                                             ______________________________
                                              Name:
                                              Title:



                                             ______________________________
                                              Name:
                                              Title:

                                                                     EXHIBIT E

                          FORM OF ACCOUNTANTS' LETTER



                                                                          (Date)

Board of Directors
Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan 48034

(Owner Trustee)
(Owner Trustee Address)
(Indenture Trustee)
(Indenture Trustee Address)

Ladies and Gentlemen:

        This letter is delivered exclusively for your information with respect to and in connection with the sale of certain motor vehicle retail installment sale contracts by Chrysler Financial Corporation ("CFC") to Premier Auto Trust 199___-___ (the "Trust"), pursuant to Section 2.02(b) of the Sale and
Servicing Agreement dated as of __________________, 194___ (the "Sale and Servicing Agreement") among the ___________________, as trustee, CFC and Chrysler Credit Corporation ("CCC"), as servicer. Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Sale and Servicing Agreement or the Prospectus Supplement dated ____________________ to the Prospectus dated _______________________
(collectively, the "Prospectus") relating to the offering of the Premier Auto Trust 199___-___ [describe securities]. In connection therewith, we are independent certified public accountants with respect to CFC and consolidated subsidiaries, within the meaning of the Securities Act of 1933, as amended, and all applicable published rules and regulations thereunder and we have performed certain agreed-upon procedures, as specified in Items 1. through 3. below:

1. We have compared the following amounts and/or percentages contained in the Prospectus Supplement to analyses prepared by CFC, and found them to be in agreement.


 Page                                    Description
 ----                                    -----------



2. We have compared the following amounts and/or percentages contained in the Prospectus Supplement to analyses prepared by Chrysler Corporation ("Chrysler"), and found them to be in agreement.

 Page                                    Description
 ----                                    -----------



3. The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Therefore, we are unable to and do not express any opinion on any of the procedures performed on individual balances or accounts or summaries of selected transactions specifically set forth in this letter. Also, these procedures would not necessarily reveal matters of significance with respect to the findings described herein. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

4. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Note Underwriting Agreement and the Certificate Underwriting Agreement, both dated ______________________ (collectively, the "Agreements"), pursuant to which the underwriters initially purchased the Notes and Certificates, the Pooling and Servicing Agreement and the Prospectus, and make no representations regarding the adequacy of disclosure or whether any material facts have been omitted.

5. These procedures should not be taken to supplant any additional inquiries or procedures that you would undertake in your consideration of the proposed transaction.

6. In reaching the findings above, we have assumed that no information has come to your attention which, if disclosed to us, could have materially affected our findings.

7. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of CFC in connection with the offering of the securities covered by the Prospectus, and is not to be used, circulated, quoted or otherwise referred to for any other purpose including but not limited to the purchase or sale of the securities, nor is it to be referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Agreements or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus.

8. We have no responsibility to update this letter for events and circumstances occurring after each applicable Cutoff Date.


Yours truly,

                                                                       EXHIBIT F

                ELIGIBLE INVESTMENT TRANSFER ASSIGNMENT NO. ____


         For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of ______________________, 199__ (the Sale and Servicing Agreement"), among Chrysler Financial Corporation, a Michigan corporation (the "Seller"), Premier Auto Trust 199__-__, a Delaware business trust (the "Issuer"), and Chrysler Credit Corporation, a Delaware corporation (the "Servicer"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to (i) the Eligible Investment Receivables, having an aggregate Principal Balance equal to $ _____, set forth on Schedule A hereto (which shall supplement Schedule C to the Sale and Servicing Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles, (iii) any proceeds with respect to such Eligible Investment Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (iv) any proceeds with respect to such Eligible Investment Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely, (v) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer, and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Eligible Investment Standard Receivables, Eligible Investment Fixed Value Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Sale and Servicing Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of __________________, 199_.

                         CHRYSLER FINANCIAL CORPORATION


                         By: _________________________________
                             Name:
                             Title:

                                                                   SCHEDULE A TO
                                 Eligible Investment Transfer Assignment No.____


                  Schedule of Eligible Investment Receivables

                                                                      ANNEX A TO
                                Eligible Investment Transfer Assignment No. ____



                         CHRYSLER FINANCIAL CORPORATION

                             OFFICER'S CERTIFICATE


         The undersigned _________________________ and
__________________________, the duly qualified and elected
______________________________ and ___________________________ of Chrysler
Financial Corporation (the "Seller'), in connection with the conveyance of Eligible Receivables to Premier Auto Trust 199__-__ (the "Trust") pursuant to
Section 2.05 of the Sale and Servicing Agreement dated as of __________________, 199___, among the Seller, the Trust and Chrysler Credit Corporation, as servicer, (the "Sale and Servicing Agreement") and Eligible Investment Transfer Assignment No. ___ dated as of the date hereof from the Seller, hereby certify that:

                 (a) ____% of the Principal Balances of the Eligible Investment Receivables in the Reserve Account on the date hereof (including the Eligible Investment Receivables conveyed to the Reserve Account on the date hereof) represent vehicles financed at CCC's used vehicle rate.

                 (b) All other conditions precedent set forth in Section 2.05(b)(1) of the Sale and Servicing Agreement relating to the conveyance of Eligible Investment Receivables to the Reserve Account have been satisfied.

         All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of _______________, 199_.




                                           ________________________________
                                           Name:
                                           Title:



                                           ________________________________
                                           Name:
                                           Title: